UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2009

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01.	Other Events.

On September 24, 2009, BGC Partners, Inc. (the “Company”) issued an aggregate of 1,396,516 shares of Class A Common Stock of the Company to partners of BGC Holdings, L.P. upon exchange of their exchangeable Founding Partnership Units. All of these shares were eligible for sale beginning on September 24, 2009. The Company does not anticipate this issuance changing the fully diluted number of shares outstanding. The Company has $32,412,817 million remaining on its authorized share repurchase program as of September 24, 2009 and may actively purchase its shares in the market or in private transactions, including from partners of BGC Holding, Cantor Fitzgerald and/or their affiliates from time to time and may cease making any such purchases at any time.

In order to facilitate receipt of the shares by the partners of BGC Holdings and receipt of any distribution rights shares to be received by partners of BGC Holdings and Cantor Fitzgerald, L.P., the Company and Cantor have made arrangements for such partners to open brokerage accounts with an investment bank. These accounts will facilitate repayment by any such partners of any partnership loans or other amounts payable to Cantor or the Company.

The Company’s issuance of an aggregate of 1,396,516 shares of Class A Common Stock to the founding partners upon the exchange of exchangeable Founding Partner Units was in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering and Regulation S under the Securities Act for transactions outside of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: September 28, 2009	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature to Form 8-K dated September 28, 2009 with respect to

Issuance of shares pursuant to FPUs]